UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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BRIDGELINE SOFTWARE, INC.

 (Name of Registrant as Specified in Its Charter)

Not Applicable

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March 4, 2009

Dear Bridgeline Software, Inc. Stockholder:

I am pleased to invite you to attend Bridgeline Software, Inc.’s Annual Meeting of Stockholders to be held on April 24, 2009. The meeting will begin promptly at 10:00 a.m. Eastern Time at the Burlington Marriot Hotel located at One Burlington Mall Road, Burlington, Massachusetts 01803.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and procedures for the meeting. It also describes how the board of directors operates and provides information about our director candidates.

I look forward to sharing more information with you about Bridgeline Software at the Annual Meeting. Whether or not you plan to attend, I encourage you to vote your proxy as soon as possible so that your shares will be represented at the meeting.

Sincerely, /s/ Thomas L. Massie Thomas L. Massie President and Chief Executive Officer

BRIDGELINE SOFTWARE, INC.
10 Sixth Road
Woburn, Massachusetts 01801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 A.M. on April 24, 2009

To the Stockholders of Bridgeline Software, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of BRIDGELINE SOFTWARE, INC. (the “Company”) will be held on April 24, 2009 at 10:00 A.M. at the Burlington Marriot Hotel located at One Burlington Mall Road, Burlington, Massachusetts, to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

1.	To elect two directors;
2.	To ratify the appointment of UHY LLP as the Company’s independent auditors for the Company’s fiscal year ending September 30, 2009; and

3.	To transact such other business as may properly come before the Meeting.

The Board of Directors has fixed the close of business on February 25, 2009 as the record date for the determination of stockholders entitled to vote at the Meeting, and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

A complete list of stockholders entitled to vote at the Meeting shall be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours from March 24, 2009 until the Meeting at the principal executive offices of the Company. The list will also be available at the Meeting.

Whether or not you expect to be present at the Meeting, please fill in, date, sign, and return the enclosed Proxy, which is solicited by management. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.

By Order of the Board of Directors /s/ Gary Cebula Gary Cebula Assistant Secretary March 4, 2009

Requests for additional copies of the proxy materials and the Company’s Annual Report for its fiscal year ended September 30, 2008 should be addressed to Shareholder Relations, Bridgeline Software, Inc., 10 Sixth Road, Woburn, Massachusetts 01801. This material will be furnished without charge to any stockholder requesting it.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 24, 2009:  The Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the year ended September 30, 2008 are available at
www.bridgelinesw.com/proxy

BRIDGELINE SOFTWARE, INC.
10 Sixth Road
Woburn, Massachusetts 01801

Proxy Statement

Annual Meeting of Stockholders
April 24, 2009

The enclosed proxy is solicited by the management of Bridgeline Software, Inc. in connection with the Annual Meeting of Stockholders to be held on April 24, 2009 at 10:00 A.M. at the Burlington Marriot Hotel located at One Burlington Mall Road, Burlington, Massachusetts and any adjournment thereof. The Board of Directors of the Company (the “Board of Directors”) has set the close of business on February 25, 2009 as the record date for the determination of stockholders entitled to vote at the Meeting. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later-dated proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

The proxy will be voted in accordance with your directions to:

1.	Consider and act upon a motion to elect two directors;

2.	Consider and act upon a motion to ratify the appointment of UHY LLP as the Company’s independent auditors for the Company’s fiscal year ending September 30, 2009; and

3.	Transact such other business as may properly come before the Meeting.

In the absence of direction, the proxy will be voted in favor of management’s proposals.

The Proxy Statement, the attached Notice of Meeting, the enclosed form of proxy and the Annual Report are being mailed to stockholders on or about March 5, 2009.  The Company’s principal executive offices are located at 10 Sixth Road, Woburn, Massachusetts, 01801 and its telephone number at that location is (781) 376-5555.

The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation, which represent an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the costs of supplying necessary additional copies of the solicitation materials and the Company’s Annual Report to Stockholders for its fiscal year ended September 30, 2008 (the “Annual Report”) to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such record holders for completing the mailing of such materials and Annual Reports to such beneficial owners.

Only stockholders of record of the Company’s 11,069,856 shares of Common Stock (the “Common Stock”) outstanding at the close of business on February 25, 2009 will be entitled to vote at the Meeting.

Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum at the Meeting. All shares of the Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be counted for purposes of determining whether a quorum is present at the Meeting but will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

The Directors will be elected by a plurality of the votes properly cast at the Meeting.  Abstentions and broker non-votes as to this election do not count as votes for or against such election.  The approval of the proposal to ratify the appointment of the Company’s independent auditors will require the affirmative vote of a majority of the shares of Common Stock properly cast at the Meeting.  Abstentions as to these proposals will count as being present and represented at the Meeting and entitled to vote, and will be included in calculating the number of votes cast on this proposal (and thus will have the effect of “no” votes).  Broker non-votes will not be included in calculating the number of votes cast on this proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

Two directors are to be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon, each to hold office for a three year term expiring in 2012.  The persons named in the accompanying proxy have advised management that it is their intention to vote for the election of the following nominees as directors unless authority is withheld:

(1)           William Coldrick
(2)           Thomas Massie

Management has no reason to believe that any nominee will be unable to serve. In the event that any nominee becomes unavailable, the proxies may be voted for the election of such person or persons who may be designated by the Board of Directors.

The following table sets forth certain information as to our current directors:

Name	Age	Position with the Company	Director Since
Nominees for Directors for Terms Expiring in 2012
William Coldrick*	66	Director Chair of the Nominating and Corporate Governance Committee Member of the Compensation Committee and Audit Committee	2000

Thomas Massie	47	Chairman of the Board of Directors President Chief Executive Officer	2000
Directors with Terms Expiring in 2011
Robert Hegarty*	46	Director Chair of the Compensation Committee Member of the Nominating and Corporate Governance Committee	2006

John Cavalier*	69	Director Member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee	2007
Director with Term Expiring in 2010
Kenneth Galaznik*	57	Director Chair of the Audit Committee	2006

*Independent director as defined under the rules of the Nasdaq Stock Market

Thomas Massie has served as our Chairman of the Board, President and Chief Executive Officer since our inception. Prior to founding Bridgeline, Mr. Massie founded and took public two technology companies. From 1991 to 2000, Mr. Massie was the founder, Chairman of the Board and Chief Executive Officer of Focus Enhancements, a publicly-held developer of proprietary video conversion ASIC chip technology that had technology alliances with companies such as Intel, Microsoft, Apple Computer, Thompson, Philips, SONY, Nokia, and Zenith. Mr. Massie led Focus Enhancements from concept to a public market capitalization of $230 million. From 1986 to 1991, Mr. Massie was the founder and Chairman of the Board of Mass Microsystems, a publicly-held developer of proprietary multimedia products. Mr. Massie led Mass Microsystems from inception to a public market capitalization in excess of $75 million. From 2002 to 2007, Mr. Massie was a member of the Board of Directors of MapInfo Corporation, a publicly-held developer of location intelligence software. Mr. Massie was the Chairman of MapInfo’s Corporate Governance Committee and a member of its Audit and Compensation Committees. In April 2007, MapInfo was acquired by Pitney-Bowes for $480 million. In addition, Mr. Massie is a member of the National Association of Directors and was a non-Commissioned Officer in the United States Army, 101st Airborne Division.

John Cavalier has been a member of our Board of Directors since 2007.  Mr. Cavalier is a member of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. From 2001 to 2007, Mr. Cavalier was the Chairman of the Board of MapInfo Corporation, a publicly-held developer of location intelligence software. From 1996 to 2001, Mr. Cavalier was the president, CEO and a director of MapInfo.  During Mr. Cavalier’s tenure at MapInfo, he successfully helped lead the growth of MapInfo from approximately $40M in annual sales to over $160M in annual sales.  In April 2007, MapInfo was acquired by Pitney Bowes for $480M.  Prior to joining MapInfo, Mr. Cavalier held executive management positions with The Antares Alliance Group (a joint venture between Amdahl and EDS), Amdahl, Atari, and Apple Computer.  Mr. Cavalier is an active board member of various privately-held technology companies.  In 2006, Mr. Cavalier was inducted into New York State’s Tech Valley’s Business Hall of Fame recognizing him for outstanding business leadership.  In 2007, Mr. Cavalier was given the Explore, Discover, & Imagine Award by New York’s Children’s Museum of Science & Technology recognizing his leadership in promoting technology to children.  Mr. Cavalier earned his undergraduate degree from the University of Notre Dame and his MBA from Michigan State University.

William Coldrick has been a member of our Board of Directors since our inception. Mr. Coldrick is the Chairman of the Nominating and Corporate Governance Committee, a member of the Audit Committee, and a member of the Compensation Committee. Since 1993, Mr. Coldrick has served as Vice Chairman of the Board of Focus Enhancements. Since 1996 he has been a director of Advanced Electronics Support Products. From 1996 to 1998, he was Vice President and General Manager of Worldwide Channel Operations for the Computer Systems Division of Unisys Corp. From 1982 to 1991, Mr. Coldrick held several senior management positions at Apple Computer. In his last position at Apple as Senior Vice President of U.S. Sales, he was responsible for managing all sales, support, service, distribution and channel activities for the United States. During Mr. Coldrick’s tenure at Apple, his sales leadership assisted in the growth of Apple from $80 million a year to over $6 billion a year in annual sales. Before joining Apple, Mr. Coldrick spent fourteen years with Honeywell Information Systems, where he held several positions, including Director of Marketing. He holds a B.A. degree from Iona College in New Rochelle, New York.

Kenneth Galaznik has been a member of our Board of Directors and Chairman of the Audit Committee since 2006. Since 2005, Mr. Galaznik has been the Senior Vice President, Chief Financial Officer and Treasurer of American Science and Engineering, Inc., a publicly held supplier of X-ray inspection and screening systems with a public market cap of over $650 million. From August 2002 to February 2005, Mr. Galaznik was Vice President of Finance of American Science and Engineering, Inc. From November 2001 to August 2002, Mr. Galaznik was self-employed as a consultant. From March 1999 to September 2001, he served as Vice President of Finance at Spectro Analytical Instruments, Inc. and has more than 30 years of experience in accounting and finance positions. Mr. Galaznik holds a B.B.A. degree in accounting from The University of Houston.

Robert Hegarty has been a member of our Board of Directors since 2006. Mr Hegarty is also Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Since 1999, Mr. Hegarty has been Managing Director of TowerGroup Securities & Investments Group, a capital markets and investment and wealth management research subsidiary of MasterCard International. Before joining TowerGroup in 1999, Mr. Hegarty was vice president of trading systems at Putnam Investments in Boston, Massachusetts and, prior to that, was employed by Fidelity Investments in Boston for eight years, during which he served as vice president of technology of the institutional broker-dealer arm of Fidelity Investments. Mr. Hegarty holds an M.B.A. degree in finance and marketing from Babson College and a B.S. degree in computer science from North Adams State College.

Other Executive Officers

Gary Cebula has been our Executive Vice President and Chief Financial Officer since our inception. From 1998 to 2000, Mr. Cebula was Vice President of Finance, Administration and Treasurer of Focus Enhancements, a publicly held developer of proprietary video conversion ASIC chip technology that had global distribution and technology alliances with companies such as Intel, Microsoft, Apple Computer, Thompson, Philips, SONY, Nokia, and Zenith. Mr. Cebula was a key contributor to Focus’ strategic initiatives, spurring a market capitalization growth from $45 million to $230 million during his tenure. From 1996 to 1998, Mr. Cebula was Chief Financial Officer of Hanold Holding Corporation, a manufacturer and distributor of educational products and services. From 1986 to 1996 he was Corporate Controller of Continental Resources, then a $125 million value-added reseller of computer system and integration services. A graduate of General Electric’s Financial Management Program, Mr. Cebula earned a B.S. degree in accounting and an M.S. degree in taxation from Bentley College.

Brett Zucker has been our Executive Vice President and Chief Technical Officer since 2006. From 2004 to 2006, Mr. Zucker was Executive Vice President and General Manager of the Company’s New York business unit. From 2002 to 2004, Mr. Zucker was the Vice President of Delivery for the Company’s New York business unit. Prior to joining Bridgeline Software, Mr. Zucker was the Director of Development and Delivery for Lead Dog Digital, Inc., a custom Web application development company Bridgeline acquired in 2002. Prior to joining Lead Dog Digital in September 2000, Mr. Zucker served in management positions with AppNet and Agency.com., where he was responsible for managing a team of project managers working on a wide range of custom development projects. Mr. Zucker holds a B.S. degree in Electrical Engineering from Cornell University and an M.B.A. degree from Harvard Business School.

The Board of Directors recommends a vote FOR the approval of Proposal No. 1, the election of directors.

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-B requires the Company to disclose any transaction or proposed transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Since October 1, 2007, the Company has not been a participant in any transaction that is reportable under Item 404(a) of Regulation S-B.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after February 25, 2009 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each individual named below is our address, 10 Sixth Road, Woburn, Massachusetts 01801.

The following table sets forth as of February 25, 2009, the beneficial ownership of our common stock by (i) each person or group of persons known to us to beneficially own more than 1% of the outstanding shares of our common stock, (ii) each of our directors and named executive officers, (iii) certain members of senior management who beneficially own more than 1% of the outstanding shares of our common stock and (iv) all of our executive officers, directors, and senior managers who beneficially own more than 1% of the outstanding shares of our common stock as a group.  At the close of business on February 25, 2009, there were issued and outstanding 11,069,856 shares of our Common Stock entitled to cast 11,069,856 votes.  On February 25, 2009, the closing price of our Common Stock as reported on the Nasdaq Capital Market was $1.10 per share.

Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

This information is based upon information received from or on behalf of the individuals named therein.
Name	Number of Shares Owned	Percent of Outstanding Shares

P.A.W. Capital Corp 4 Greenwich Office Park, 3rd Floor Greenwich, CT 06831	639,900 (1)	5.78%
Family Capital Trust Co., N.A. 33 Broad St. Boston, MA 02109	367,397 (2)	3.32%
Merrill Lynch & Co., Inc. 4 World Financial Center 250 Vesey St. New York, NY 10080	320,000 (2)	2.89%
Thomas Massie	888,334 (3)	8.02%
John Cavalier	93,333	*
William Coldrick	64,667	*
Kenneth Galaznik	—	—
Robert Hegarty	12,000 (4)	*
Erez Katz	750,584	6.78%
Steven Saraceno	273,571	2.47%
Timothy Higgins	266,449	2.41%
Russ Klitchman	238,423	2.15%
Anthony Pietrocola	201,144	1.82%
Rob Seeger	185,188 (5)	1.67%
Michael Matteo	143,658	1.30%
William Matteson	126,000	1.14%
Gary Cebula	107,666	*
Brett Zucker	81,323 (6)	*
All current executive officers, directors and senior management as a group (15 persons)	3,432,340 (7)	31.01%

*less than 1%

(1)	Based on the Schedule 13G filed by the holder on January 14, 2009.
(2)	Based on publicly available information as of September 30, 2008.
(3)
Includes 6,667 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of  February 25, 2009). Includes shares issuable upon exercise of a warrant to purchase 10,000 shares of common stock at an exercise price of $.001 per share.

(4)	Includes 2,000 shares of common stock beneficially owned by Mr. Hegarty’s spouse.
(5)	Includes shares issuable upon exercise of a warrant to purchase 5,000 shares of common stock at an exercise price of $0.001 per share.
(6)	Includes 1,820 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of February 25, 2009).
(7)	Includes 8,487 shares of common stock subject to currently exercisable options (includes options that will become exercisable within 60 days of February 25, 2009).

EXECUTIVE COMPENSATION

 Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal years ended September 30, 2008 and September 30, 2007 for our principal executive officer and our other two most highly compensated executive officers who were serving as executive officers on September 30, 2008.  We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)(2)
Thomas Massie Chief Executive Officer and Director	2008 2007	225,000 150,000	38,750 55,000	161,800 —	24,242 (1) 24,242 (1)	449,792 229,242
Gary Cebula Chief Financial Officer	2008 2007	175,000 141,250	36,000 57,500	39,600 52,000	—	250,600 250,750
Brett Zucker Executive Vice President and Chief Technology Officer	2008 2007	175,000 155,000	46,300 50,500	77,200 —	—	298,500 205,500

(1)	Represents life insurance premiums.
(2)
Amounts shown do not reflect compensation actually received by the named executive officer. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended September 30, 2008 and 2007 in accordance with SFAS 123(R) for all stock options granted in the fiscal years ended September 30, 2008 and 2007. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.

Employment Agreements

Thomas Massie

We have entered into an employment agreement with Thomas Massie, our Chief Executive Officer, to provide executive management services. The agreement had an initial term of three years commencing on October 1, 2001 and was renewed in 2004 and again in 2007 each for three-year terms. The term of the agreement is automatically extended so that it always has an effective period of three years. Both the annual salary and bonus are subject to periodic review and adjustment by our Board of Directors. For all services rendered to the Company for the fiscal  year ended September 30, 2008, Mr. Massie was compensated in the form of initial base salary in the amount of $225,000 and an earned a bonus of  $38,750, payable based upon goals mutually agreed upon by Mr. Massie and our Board of Directors. This agreement may be terminated by (i) us, in the event of Mr. Massie’s death, resignation, retirement or disability, or for or without cause, or (ii) Mr. Massie for good reason. In the event that Mr. Massie is terminated by us without cause or Mr. Massie resigns for good reason, he is entitled to receive severance payments equal to the greater of: (a) three years’ total compensation, including bonus amounts, or (b) $1 million.

Named Executive Officers

We have entered into an employment agreement with Brett Zucker for an initial term of one year. The term of such agreement automatically renews for successive periods of one year each unless terminated under the agreement. The agreement sets forth Mr. Zucker’s initial base salary and annual contingent bonus.

The agreement may be terminated by (i) us, in the event of the officer’s death, resignation, retirement, or disability, or for or without cause, or (ii) by the officer for good reason. In the event that Mr. Zucker is terminated by us without cause or if Mr. Zucker terminates his employment for good reason, he is entitled to receive severance payments equal to three months’ salary plus the quarterly bonus paid to him in the preceding quarter immediately prior to the termination.

The employment agreement also contains non-competition, confidentiality, indemnification and other terms and provisions customary for agreements of this nature.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding stock options for each named executive officer as of September 30, 2008.

Option Awards (4)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Thomas Massie (1)	33,333 6,667	— — 75,000 20,000	3.000 0.003 3.690 1.760	09/03/2012 09/30/2012 10/26/2017 08/19/2018
Gary Cebula (2)	25,000 100,000 25,000	— — — 10,000 20,000	3.000 3.750 3.750 3.690 1.760	06/01/2013 06/01/2015 04/23/2017 10/26/2017 08/19/2018
Brett Zucker (3)	1,820 16,797 8,333 25,000 100,000	— — — — — 30,000 20,000	0.357 1.072 3.000 3.000 3.750 3.690 1.760	02/27/2012 02/27/2012 02/27/2012 06/01/2013 06/01/2015 10/26/2017 08/19/2018

(1)
Grants dated 9/03/2002, 9/30/2002, 10/26/07, and 08/19/08 for 33,333, 6,667, 75,000, and 20,000 shares, respectively.  Shares vest in equal installments upon the anniversary date of the grant over three years.

(2)
Grants dated 6/01/2003, 06/01/2005, 04/23/2007, 10/26/07, and 08/19/08 for 25,000, 100,000, 25,000, 10,000, and 20,000 shares, respectively. Shares vest in equal installments upon the anniversary date of the grant over three years.

(3)
Grants dated 2/27/2002, 6/1/2003, 6/1/2005, 10/26/07, and 08/18/08 for 26,950, 25,000, 100,000, 30,000 and 20,000 respectively. Shares vest in equal installments upon the anniversary date of the grant over three years.

(4)
In October 2008, the Board of Directors approved a repricing plan (the “Repricing Plan”) for each holder of stock options of the Company, including each named executive officer and non-employee directors.  The Repricing Plan is an offer to terminate existing outstanding stock options in exchange for replacement stock options for the exact number of shares with a lower exercise price equal to the current fair market of the Common Stock on the date of the repricing. A new three year vesting schedule starting on the date of the repricing also applies to the replacement options.

COMPENSATION OF DIRECTORS

Director Compensation

The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended September 30, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
William Coldrick	23,000	29,200	—	52,200
Kenneth Galaznik	26,000	29,200	—	55,200
Robert Hegarty	23,000	29,200	—	52,200
John Cavalier	18,000	29,200	—	47,200

(1)
The amounts in this column represent stock option grants.  All stock option grants vest in equal installments over three years.  This column represents the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended September 30, 2008 in accordance with SFAS 123(R) for all stock options granted in the fiscal year ended September 30, 2008. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized.

(2)	Stock options to purchase 10,000 shares were granted on 10/27/08 and 8/18/08.

As of September 30, 2008, each non-employee directors holds the following aggregate number of shares under outstanding stock options.

Name	Number of Shares Underlying Outstanding Stock Options
William Coldrick	36,667
Kenneth Galaznik	45,000
Robert Hegarty	45,000
John Cavalier	20,000

The non-employee members of the Company’s Board of Directors are compensated as follows:

Option Grants. Outside directors each receive annual grants of options to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the shares on the date of grant. The options shall vest over three years in equal installments on the anniversary of grant. New directors receive options to purchase 25,000 shares of our common stock at the then current fair market value upon election to the Board.

Cash Compensation. Each outside director receives an annual retainer of $12,000 and is compensated $1,500 for each meeting such director attends in person.

Committee Chair Bonus. The Chair of our Audit Committee receives an additional annual fee of $8,000. The Chairs of our Compensation Committee and Nominating and Corporate Governance Committee each receive an additional annual fee of $5,000. These fees are payable in lump sums in advance. Other directors who serve on our standing committees do not receive additional compensation for their committee services.

Travel Expenses. All directors are reimbursed for their reasonable out of pocket expenses associated with attending meetings. For domestic travel, only coach airfare will be reimbursed; for international travel we reimburse for business class.

OTHER INFORMATION CONCERNING THE COMPANY AND THE BOARD OF DIRECTORS

Meetings of the Board of Directors

During the Company’s fiscal year ended September 30, 2008 (“Fiscal 2008”), the Board of Directors held four (4) meetings. During Fiscal 2008, each director attended each meeting, with the exception that one member missed one meeting. The Chairman was present at all meetings. All members of the Board of Directors, with the exception of Mr. Hegarty, attended last year’s annual meeting, and the Company expects that all of the Board members will attend this year’s Annual Meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

 Audit Committee

The Audit Committee assists the Board in the oversight of the audit of our consolidated financial statements and the quality and integrity of our accounting, auditing and financial reporting processes. The Audit Committee is responsible for making recommendations to the Board concerning the selection and engagement of independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The Audit Committee also reviews and discusses with management and the Board such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. Our Audit Committee is comprised of Messrs. Galaznik (Chair), Cavalier and Coldrick. Our Board has determined that each of the members of the Audit Committee meets the criteria for independence under the standards provided by the Nasdaq Stock Market. The Board of Directors has adopted a written charter for the Audit Committee. A copy of such charter is available on the Company’s website, www.bridgelinesw.com.  The Company’s website is not part of this proxy statement.  During Fiscal 2008, the Audit Committee met six (6) times. Each member of the Audit Committee attended each such meeting, with the exception that one member missed one meeting. The Chairman of the Audit Committee was present at all meetings.

Audit Committee Financial Expert. Our Board has also determined that each of Mr. Galaznik and Mr. Cavalier qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-B.

Compensation Committee

The Compensation Committee evaluates the performance of our senior executives, considers the design and competitiveness of our compensation plans, reviews and approves senior executive compensation and administers our equity compensation plans. In addition, the Committee also conducts reviews of executive compensation to ensure compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation Committee is comprised of Messrs. Hegarty (Chair), Cavalier and Coldrick, all of whom are independent directors. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of such charter is available on the Company’s website, www.bridgelinesw.com.  During Fiscal 2008, the Compensation Committee held one (1) formal meeting and acted three (3) times by unanimous written consent.

Nominating and Corporate Governance Committee

The Nominating and Governance Committee identifies candidates for future Board membership and proposes criteria for Board candidates and candidates to fill Board vacancies, as well as a slate of directors for election by the shareholders at each annual meeting. The Nominating and Governance Committee also annually assesses and reports to the Board on Board and Board Committee performance and effectiveness and reviews and makes recommendations to the Board concerning the composition, size and structure of the Board and its committees. Messrs. Coldrick (Chair), Cavalier and Hegarty, all of whom are independent directors, are the members of the Nominating and Governance Committee.

The Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders.  The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.  In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2010 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Recommendations for Director.”

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of such charter is available on the Company’s website, www.bridgelinesw.com.  During Fiscal 2008, the Nominating and Corporate Governance Committee did not hold a formal meeting.

Communications with the Board of Directors

The Company encourages stockholder communications with the Board of Directors. Interested persons may directly contact any individual member of the Board of Directors by contacting Shareholder Relations, Bridgeline Software, Inc., 10 Sixth Road, Woburn, Massachusetts 01801.

Audit Committee Report

The Audit Committee consists of three independent directors, all of whom are “independent directors” within the meaning of the applicable rules of the Commission and the Nasdaq Stock Market, Inc.  The Audit Committee’s responsibilities are as described in a written charter adopted by the Board, a copy of which is available on the Company’s website at www.bridgelinesw.com.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for Fiscal 2008 with management and with the Company’s independent registered public accounting firm, UHY LLP. The Audit Committee has discussed with UHY LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from UHY LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with UHY LLP its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements for Fiscal 2008 be included in the Company’s Annual Report on Form 10-KSB for Fiscal 2008 for filing with the Commission.

Submitted by the members of the Audit Committee:
 Kenneth Galaznik, Chairman
 John Cavalier
 William Coldrick
INDEPENDENT AUDITORS

The firm of UHY LLP acts as our principal independent registered public accounting firm.  They have served as independent auditors since 2005.  Through and as of September 30, 2008, UHY LLP had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY LLP’s partners provide non-audit services. UHY LLP has only a few employees. Therefore, few, if any of the audit services performed were provided by permanent full-time employees of UHY LLP. UHY LLP manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.  A representative of UHY LLP is expected to attend this year’s Annual Meeting.

Audit Fees

Audit fees billed to the Company during Fiscal 2008 to audit the Company’s annual financial statements, to review those financial statements included in the Company’s quarterly report on Form 10-QSB, and to audit the financial statements of certain acquired businesses totaled $282,886.  The Company did not seek advice from its independent registered public accounting firm regarding financial information systems design and implementation during Fiscal 2008. The Company did not engage its independent registered public accounting firm during Fiscal 2008 for any other non-audit services.

The following table shows the aggregate fees that the Company paid or accrued for the audit and other services provided by UHY LLP for Fiscal 2008 and Fiscal 2007.

Type of Service	Amount of Fee for
	Fiscal 2008	Fiscal 2007
Audit Fees	$ 224,277	$ 687,784
Audit-Related Fees	58,609	—
Tax Fees	—	3,000
Total	$ 282,886	$ 690,784

Audit Fees. This category includes fees for the audits of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-QSB Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category consists of audits performed in connection with certain acquisitions.

Tax Fees. This category consists of professional services rendered for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

There were no other fees paid or accrued to UHY LLP in Fiscal 2008 or Fiscal 2007.

Audit Committee Pre-Approval Policies and Procedures.

Before an independent public accounting firm is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee.  Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit related services by our independent registered public accounting firm.  During our fiscal year ended September 30, 2008, no services were provided to us by our independent registered public accounting firm other than in accordance with the pre-approval procedures described herein.

Code of Conduct and Ethics

The Company’s Board of Directors has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Act that applies to all of the Company’s officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics codifies the business and ethical principles that govern the Company’s business. A copy of the Code of Ethics is available on the Company’s website www.bridgelinesw.com.  The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to its principal executive officer, principal financial officer or principal accounting officer) on its website. The Company’s website is not part of this proxy statement.

PROPOSAL 2

RAFTIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has reappointed UHY LLP to audit the consolidated financial statements of the Company for Fiscal 2009. UHY LLP has served as the Company’s independent registered public accounting firm since prior to the Company’s initial public offering. A representative from UHY LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Although stockholder ratification of the appointment is not required by law, the Company desires to solicit such ratification. If the appointment of UHY LLP is not approved by a majority of the shares represented at the Meeting, the Company will consider the appointment of other independent registered public accounting firms for Fiscal 2009.

The Board recommends a vote FOR the approval Proposal No. 2, the ratification of the appointment of UHY LLP as the Company’s independent auditors for Fiscal 2009.

Other Matters

The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Based solely on its review of the copies of such forms and amendments thereto received by it, the Company believes that during Fiscal 2008 all executive officers, directors and owners of ten percent of the outstanding shares of Common Stock complied with all applicable filing requirements.

 Stockholder Proposals and Recommendations for Director

Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company’s Proxy Statement for such meeting must deliver such proposal in writing to the Company at 10 Sixth Road, Woburn, Massachusetts 01801 on or before November 5, 2009.

Stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by following the requirements under Article I, Section 10 of the Bylaws.  In order to be eligible to nominate a person for election to our Board of Directors a stockholder must (i) comply with the notice procedures set forth in the Bylaws and (ii) be a stockholder of record on the date of giving such notice of a nomination as well as on the record date for determining the stockholders entitled to vote at the meeting at which directors will be elected.

To be timely, a stockholder’s notice must be in writing and received by our corporate secretary at our principal executive offices as follows: (A) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (B) in the case of an election of directors at a special meeting of stockholders, provided that the board of directors has determined that directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting and (2) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

In addition, a stockholder’s notice must contain the information specified in Article I, Section 10 of the Bylaws and must be accompanied by the written consent of the proposed nominee to serve as a director if elected.  The stockholder making a nomination must personally appear at the annual or special meeting of stockholders to present the nomination, otherwise the nomination will be disregarded .

Stockholders interested in making a nomination should refer to the complete requirements set forth in our Bylaws filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2007. Provided that the date of next year’s annual meeting of stockholders is not advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2009 annual meeting, any stockholder who wishes to make a nomination to be considered for the next annual meeting must deliver the notice specified by our Bylaws between December 26, 2009 and January 25, 2010. The By-Laws contain a number of substantive and procedural requirements which should be reviewed by any interested stockholder. Any notice should be mailed to: Secretary, Bridgeline Software, Inc., 10 Sixth Road, Woburn, Massachusetts 01801.

 By Order of the Board of Directors

/s/ Gary Cebula

Gary Cebula
Assistant Secretary
March 4, 2009

Appendix A

ANNUAL MEETING OF STOCKHOLDERS OF

BRIDGELINE SOFTWARE, INC.

April 24, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of Meeting, proxy statement and proxy card
are available at www.bridgelinesw.com/proxy

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible

The undersigned, revoking all proxies, hereby appoints Thomas Massie and Gary Cebula and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Bridgeline Software, Inc. (the “Company”) which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of the Company to be held on April 24, 2009, at 10:00 A.M. at the Burlington Marriot Hotel located at One Burlington Mall Road, Burlington, Massachusetts and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company’s Annual Report.

A.	To elect the following nominees as directors.

☐	FOR ALL NOMINEES	NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m	William Coldrick

☐	FOR ALL EXCEPT (See instructions below)	m	Thomas Massie

INSTRUCTIONS: To withhold authority to vote for the individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

B.	To ratify the appointment of UHY LLP as the Company’s independent auditors for the Company’s fiscal year ending September 30, 2009.

☐ For	☐ Against	☐ Abstain

C.	In their discretion, on such other matters as may properly come before the meeting.

☐ For	☐ Against	☐ Abstain

Please Sign Below and Return this Proxy Promptly in the Enclosed Envelope.

This Proxy is solicited on behalf of the Board of Directors, and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR all Proposals.

Date:                             , 2009

___________________________________
(Signature)

___________________________________
(Signature, if held jointly)